Exhibit 10.10

LEASE AGREEMENT

ARTICLE I

FUNDAMENTAL LEASE PROVISIONS; EXHIBITS

SECTION 1.01. Fundamental Lease Provisions for the Premises Located At

Monticello Building

1975 Waddle Road

State College, PA 16803 (the “Building”)

The Premises leased is also described in Exhibit “A” attached hereto.

(“Premises”, for the purposes of this Lease shall mean the Building or Buildings, Structure or Structures, Storeroom, Land, Site or other Real Property including Common Areas, if any, and other appurtenances used in connection with the Premises, hereinafter referred to as the “Premises”, as described in Exhibit “A”).

SECTION 1.02. Date of Lease:

September 1, 2006 hereinafter referred to as the “Effective Date”.

SECTION 1.03. Landlord: SHANER BROTHERS, LLC

SECTION 1.04. Street Address of Landlord:                     Telephone                     E-mail

1965 Waddle Road, State College, PA 16803           814-234-4460             phulburt@shanerhotels.com

Mailing Address of Landlord:

1965 Waddle Road, State College, PA 16803

SECTION 1.05. Tenant: Rex Energy Operating Corp.

Trade Name to be used for the leased Premises: Rex Energy

SECTION 1.06. Address of Tenant and others specified for notice:

Rex Energy

1975 Waddle Road

State College, PA 16803

SECTION 1.07. Telephone 814-278-7244; fax 814-278-7286; E-mail chulburt@rexenergycorp.com

SECTION 1.08. Initial Term of Lease – From the Possession Date to 31st day of August, 2009.

SECTION 1.09. Minimum Rent and Rent Increases: $ 94,896 per year ($7,908 per month) with a CPI adjustment on each anniversary date of the Lease as provided for in Section 3.04.

SECTION 1.10. Intentionally omitted.

SECTION 1.11. Options: Up to three (3) one (1) year lease renewals with written notification from Tenant to Landlord in accordance with the provisions of Section 2.04 of this Lease

SECTION 1.12. Option Rent: N/A

SECTION 1.13. Security Deposit: None

            Prepaid Rent:       None

SECTION 1.14. Tenant Expenses for utilities and services. The parties acknowledge that the rent provided for herein shall be net of utilities, HVAC and cleaning. Tenant’s obligation under this Lease shall at all times be construed to give effect to the intention of the parties that on or after the Commencement Date of this Lease and as long as the Lease shall remain in full force and effect, Landlord shall be relieved of and saved harmless from expenses of Tenant utilities, HVAC and cleaning, trash removal and maintenance of the Demised Premises as the result of the operation, use and occupancy of the Leased Premises.

SECTION 1.15. Tenant’s Share of Expenses: One hundred percent (100%)

SECTION 1.16. Tenant’s Permitted Uses of the Leased Premises: Office use

SECTION 1.17. Tenant’s Insurance Requirements: Liability and Tenant’s property with limits of $1,000,000 per occurrence and $5,000,000 in aggregate with a $10,000,000 umbrella coverage.

SECTION 1.18. Late Fees, Date Late Fees Apply & Charges: Five percent (5%) of the amount due if more than ten (10) days late in making any rental or other payment required herein.

SECTION 1.19. Landlord Work Required for Improvements for Leased Premises - See Exhibit “B”

SECTION 1.20. Lease Year shall be September 1st to August 31st of each year during the Term or any extension thereof.

SECTION 1.21. Possession Date

Date on which Landlord shall deliver possession to Tenant after Landlord has completed all Landlord’s required improvements. Landlord and Tenant will acknowledge this date as September 15, 2006.

SECTION 1.22. Commencement Date

Date on which Tenant shall pay rent and other charges to Landlord which shall be the same as the Possession Date.

SECTION 1.23. Other Provisions: Tenant’s contractors shall have access to the Premises for Tenant or its agents to survey the existing conditions of the Premises to prepare for Tenant’s Work and Tenant shall have access to the Premises to complete Tenant’s Work. Tenant during the Term of this Lease and any renewal from the Possession Date shall have non-exclusive use of the Parking Spaces of the Building as provided by Landlord.

SECTION 1.24. Exhibits - Exhibits attached hereto are incorporated into this Lease and are to be construed as an integral part of this Lease. There are 5 Exhibits attached to this Lease, A – E.

ARTICLE II

GRANT - TERM

SECTION 2.01. Grant.

(a) In consideration of the rents, covenants and agreements herein reserved and contained on the part of the Tenant to be observed and performed, Landlord does hereby rent, leave and demise unto Tenant and Tenant rents from Landlord the Premises identified in Article I, Section 1.01.

(b) The Premises is rented subject and subordinate to all encumbrances, easements, reciprocal easements if any, restrictions, contractual obligations, mortgages, covenants, zoning laws and governmental or any other regulations now or hereafter affecting the demised Premises.

SECTION 2.02. Term. The term of this Lease shall be as set forth in Article I, Section 1.08 and shall continue in full force and effect until the expiration date set forth, unless sooner terminated pursuant to the terms of this Lease. Notwithstanding the fact that the Term of this Lease shall commence after the Effective Date, both Landlord and Tenant agree that all the provisions of this Lease shall be in full force and effect commencing upon the Effective Date of this Lease, but Tenant shall not have an obligation to pay rent and other charges until the Commencement Date. If Tenant opens for business to the public prior to the Commencement Date such occupancy shall be subject to all the provisions hereof, such occupancy shall not advance the termination date and Tenant shall pay rent and other charges at the rates as set forth in this Lease after the Commencement Date.

SECTION 2.03. Delay. Tenant agrees that, in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the “Possession Date”, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, provided that the delay in delivery of the Premises does not exceed fifteen (15) days.

SECTION 2.04. Option to Renew. Landlord hereby grants to Tenant the option to extend the term of this Lease as specified in Article I, Section 1.11 such extended term to begin upon the expiration of the initial term of this Lease or the previous extended term, and all the conditions, covenants and provisions of this Lease shall apply to such extended term; provided, however, that if Tenant is in default at any time during the term of this Lease, any option to extend the term of this Lease beyond the then-current term shall become immediately null and void without notice to Tenant or if the Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall automatically expire at the end of the existing term. If Tenant shall elect to exercise the aforesaid option to extend, Tenant shall do so by giving to Landlord notice in writing of Tenant’s intentions to do so not later than one hundred twenty (120) days but no more than six (6) months prior to the expiration of the current term of this Lease.

ARTICLE III

RENTAL

SECTION 3.01. Rental.

(a) Minimum Rental. Beginning on the Commencement Date, Tenant agrees to pay to Landlord Minimum Rent for the Leased Premises in the amounts set forth in Article I, Section 1.09 and any increases in rent pursuant to the terms of this Lease. All payments of rent shall be made by Tenant to Landlord without notice, demand or offset, at the address of Landlord specified in Section 1.04 or such other place as the Landlord may from time to time designate in writing. The Minimum Rent shall be payable in advance in the monthly installments on the first day of each calendar month commencing as above; provided, however, if the payment of rent is to commence other than the first day of a calendar month, monthly payments in the above amount shall commence on the first day of the next succeeding calendar month and rent for the period of less than a full month shall be prorated on the basis of a thirty-day month and shall be payable on the first day of the period. All rent shall be payable in current legal tender of the United States of America, as the same is then, by law, constituted. Any extensions of time for the payment of any installment of rent shall not be a waiver of the rights of Landlord to insist on having all subsequent payments of rent made at the time herein specified. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent stipulated in this Lease shall be deemed other than a payment on account of the earliest rent due, nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to its right to recover the balance of the rent or to pursue any other remedy provided for in this Lease.

SECTION 3.02. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include but are not limited to, processing and accounting charges, and late charges, which may be imposed on Landlord by the terms of any mortgage. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within the time period specified in Section 1.18, Tenant shall pay to Landlord the late charge and interest at the rate specified in Section 1.18. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted herein.

SECTION 3.03. Additional Rent. All sums of money or charges required to be paid by Tenant under this Lease, whether or not the same are designated “additional rent”, shall for all purposes hereunder be deemed and shall be paid by Tenant as rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as rent due hereunder and shall bear interest and late charges from the due date thereof to the date of payment at the rate specified in Section 1.18.

SECTION 3.04. Additional Rent.

(a) Tenant shall pay as Additional Rent Tenant’s Share of Expenses of the increase of each component of Basic Costs incurred in a Lease Year over the amount of the Basic Costs as of the Commencement Date not to exceed in any Lease Year more than a three percent (3%) increase over prior Lease Year of Minimum Rent plus Additional Rent Adjustment. Tenant covenants to pay to Landlord, without notice, deduction, set-off or abatement, the Additional Rent in lawful money of the United States. Except as otherwise noted herein, Tenant shall pay Landlord the Additional Rent in the same manner as Base Rent, on the first day of each calendar month during the Lease Term. Tenant’s obligations to pay Additional Rent shall survive the expiration or termination of the Lease Term.

(b) Basic Costs: “Basic Costs” shall mean Taxes and Operation Expenses, determined in accordance with generally accepted accounting principles consistently applied unless otherwise noted herein.

(c) Taxes: “Taxes” shall mean the following described taxes or assessments payable during a Lease Year, whether imposed, levied, or assessed pursuant to provisions now or at anytime hereafter in effect, and regardless of the period of time for or to which such Taxes apply: (i) all taxes, assessments, and charges, general or special, imposed, levied, or assessed with respect to the Building, exclusive of interest and penalties; (ii) ad valorem taxes assessed or imposed upon personal property owned by Landlord or it agents and used in the management, operation, maintenance or repair of the Building; (iii) transit taxes; (iv) occupational taxes or excise taxes or excise taxes levied on rentals derived from the operation of the Building or the privilege of leasing property; (v) any taxes which shall be levied to supplement, in addition to or in lieu of any item described in (i), (ii), (iii), (iv) above; and (vi) the expense of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, including, but not limited to, reasonable attorney’s fees, whether or not any reduction or limitation is obtained. Taxes shall not include any federal or state net income tax or franchise taxes payable by Landlord.

(d) Insurance Premiums: “Insurance Premiums” shall mean the premium for Landlord’s insurance coverage described in 10.04.

(e) Operating Expenses: “Operating Expenses” shall mean and include those costs and expenses paid or incurred by or on behalf of Landlord in owning, managing, maintaining, operating and repairing the Building and the personal property used in conjunction therewith, including, but not limited to, (i) the cost of security and security devices and systems; snow and ice removal, cleaning and sweeping; maintenance, repair and replacement of utility systems, electricity, water, sewers, lighting, and window cleaning; (ii) the cost of painting, uniforms, management fees, supplies, sundries and sales or use taxes on supplies or services; (iii) the cost of planting and replacing decorations, flowers and landscaping; (iv) the cost of wages and salaries of all persons (at the level of building manager or below) engaged in the operation, management, maintenance and repair of the Building, and so-called fringe benefits (including, but not limited to, social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Building); (v) the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, managing, maintaining or repairing the Building; (vi) legal and accounting expenses; (vii) Insurance Premiums; and (viii) any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting principles and management principles, would be considered as an expense of owning, managing, operating, maintaining or repairing the Building. Operating Expenses shall not include costs or other items included within the meaning of the terms “Taxes”, costs or alterations of the premises of tenants of the Building, advertising and other expenses incurred in procuring tenants, legal expenses incurred in the enforcement of leases, costs of capital improvements to the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments and real estate leasing and brokerage commissions, the cost of any special service rendered to any tenant that is not rendered to tenants generally, costs relating to the maintenance of Landlord’s existence as a legal entity, fines or penalties resulting from violations of laws, the amount of any judgments rendered against Landlord, and any expenditure for which Landlord has been reimbursed (other than pursuant to rent escalation or tax and operating expenses reimbursement provisions in leases), except as hereinafter provided. Notwithstanding anything contained herein to the contrary, Operating Expenses shall include the cost of any capital improvements to the Building made after the date of this Lease which are intended to reduce Operating Expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed, amortized over such reasonable period as Landlord shall reasonably determine, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred). Operating Expenses shall be net of all cash discounts, trade discounts, or quantity discounts received by Landlord in the purchase of any goods, utilities, or services in connection with the operation of the Building. Operating Expenses shall be determined by Landlord calculating all Operating Expenses for Williamsburg Square complex times ..055.

(f) Estimates of Additional Rent.

(1) Landlord may give Tenant, from time to time, written notice of its good faith and reasonable estimate of Additional Rent due in a Lease Year. Tenant shall pay to Landlord, commencing on the first day of the calendar month following the month in which Landlord notifies Tenant of the estimated Additional Rent, one-twelfth (1/12) of the Additional Rent due in any said Lease Year as estimated by Landlord. If at any time during any Lease Year it appears to Landlord that the Additional Rent due for any Lease Year will vary from its estimate thereof by more than ten percent (10%), Landlord shall, by written notice to Tenant, revise its estimate for such year. Subsequent Additional Rent deposits by Tenant for such year shall be based on the revised estimate. Tenant shall make monthly payments of Additional Rent based on Landlord’s most recent estimate thereof until Landlord notifies Tenant of a revision of such estimate. Tenant acknowledges that Landlord has not made and does not hereby make any representation or warranty whatsoever to Tenant as to the amount of Additional Rent or any component thereof which may become payable during the Lease Term.

(2) Following the end of each Lease Year and after Landlord shall have determined the actual amounts of Basic Costs for such Lease Year, Landlord shall notify Tenant in writing. If Tenant’s obligations for Additional Rent exceeds the deposits paid by Tenant, Landlord shall bill Tenant for the excess amount and Tenant shall pay to Landlord said amount within thirty (30) days of billing. If Tenant’s obligations for actual Additional Rent is less than the deposits paid by Tenant, Tenant shall, at Tenant’s option, either be given a credit for the excess amount against the next Additional Rent payments due, or a refund of the excess so paid by Tenant. Delay in computing any item of Basic Costs shall neither be deemed a default by Landlord nor a waiver of the right to collect any item of Basic Costs.

(g) Audit of Additional Rent: Tenant shall have the right to conduct an audit of Landlord’s accounting records concerning Additional Rent. Any such audit shall be conducted at Landlord’s offices following not less than ten (10) business days prior written notice and shall not unreasonably disrupt Landlord’s business operations. The cost of such audit shall be paid by Tenant except in the event the audit reveals an error by Landlord which resulted in an overcharge of actual (as distinguished from estimated) Additional Rent in excess of three percent (3%) of the total, in which event Landlord shall pay the reasonable cost of the audit. Any undercharge or overcharge shall be paid, credited or refunded, as applicable, as provided in Paragraph (f). Unless Tenant shall, by written notice to Landlord, take exception to any item in any annual statement of Additional Rent within one hundred eighty (180) days after the furnishing of said statement, such statement shall be conclusively binding upon Tenant. Any amount shown by such statement to be due to Landlord, whether or not written exception is taken to such statement, shall be paid by Tenant as provided in Paragraph (f) above, without prejudice to any such written exception.

(h) Annual CPI adjustment to Minimum Rent:

(i) on the first September 1st, following the Commencement Date of this Lease, and annually thereafter on the 1st day of September, the Landlord shall be entitled to receive increased Minimum Rent in the event that the Consumer Price Index for the U.S. for Urban Consumers (CPI-U) which is published nearest the date of September 1st, by the U.S. Department of Labor, Bureau of Statistics, has increased over the CPI-U published for the Commencement Date. The annual rental shall be increased by an amount equal to the percentage of increase in the Consumer Price Index for the preceding year or partial year.

(ii) At any time before or after September 1st of the said ensuing twelve month period or partial year, Landlord shall send Tenant the percentage increase in the Consumer Price Index and the increase in the rental. Tenant shall pay to Landlord said increase effective each September 1st and annually thereafter pursuant to the notice received by the Tenant. Any such additional rent by reason of increases in the Consumer Price Index shall be payable in 12 equal installments during the following twelve (12) months. Landlord’s failure to notify Tenant of any rental increase shall not be deemed to be a waiver.

(iii) If this Lease is extended as hereinbefore provided, the renewal term shall be subject to all of the terms and conditions of this Lease including all adjustments in rent and other charges.

(iv) If the Consumer Price Index is no longer published or in use or a substantial change is made in the terms or the number of items contained in the CPI, then adjustments in the rent shall be made pursuant to the most comparable successor index so that the CPI shall be similar to the index on the effective date of this lease.

ARTICLE IV

TAXES

SECTION 4.01. Payment of Taxes. The Landlord shall pay all real estate taxes assessed and applicable to the Leased Premises (both those assessed on the Commencement Date and all increases thereto during the term of this Lease, or of this Lease as extended).

SECTION 4.02. Personal Property Taxes.

(a) Tenant shall pay prior to delinquency any taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the leased Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s personal property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

ARTICLE V

CONDUCT OF BUSINESS

SECTION 5.01. Use of Premises.

(a) Except as otherwise specifically provided herein, commencing on the Commencement Date and thereafter for the balance of the term of this Lease, Tenant shall continuously occupy and use the demised Premises solely for conducting the business specified in Section 1.16 of the Lease as the permitted use, and will not use or permit or suffer the use of the demised Premises for any other business or purpose. The authorization of the use of the Premises for the business purposes set forth in this Lease does not constitute a representation or warranty by Landlord that any particular use of the Premises is now or will continue to be permitted under applicable laws or regulations.

(b) Tenant shall not permit, allow or cause any of the following to be conducted in the demised Premises: any public or private auction, or any sale which would indicate to the public that Tenant is bankrupt, is going out of business, or has lost its lease. Tenant shall not use or permit any use of the demised Premises, except in a manner consistent with the general high standards in the geographical area, nor shall Tenant’s advertising indicate or infer that Tenant is operating its business in a manner which is not consistent with the general high standards in the Premises or the community in which the Premises is located. Tenant will not use any portion of the Premises for promotion or the provision of abortion services or referrals. Nothing contained in this Section shall affect or is intended to affect Tenant’s pricing policies.

(c) Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation, promise, estimation or warranty as to the suitability of the Premises for the conduct of Tenant’s business.

(d) Tenant shall have access to the Premises at all times after the Commencement Date.

SECTION 5.02. Storage. Tenant shall warehouse, store and/or stock in the Leased Premises only such goods, wares and merchandise as are used for offices, at or from the Leased Premises. The Landlord shall have the right to prescribe the weight and location of safes and other heavy items proposed to be installed in the Premises and no such installation shall be made except as directed by Landlord. All personal property brought into or removed from the Premises shall be moved at Tenant’s sole risk, cost and expense and any damage done to the property of Landlord or any Tenant in the Premises by such moving shall be paid by Tenant.

SECTION 5.03. Additional Use of the Premises. Tenant covenants and agrees that Tenant at its own cost and expense:

(a) Will keep all interior windows clean and will maintain the rest of the demised Premises and all corridors and loading areas immediately adjoining the demised Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

(b) Will replace promptly with glass of like kind and quality any plate glass or window glass of the demised Premises, which may become cracked or broken as a result of action by the Tenant or anyone in the demised Premises with permission of Tenant;

(c) Will not use or permit the use of any apparatus, or sound reproduction or transmission, or any musical instrument, in such manner that the sound so reproduced, transmitted or produced shall be audible beyond the confines of the Premises, and will not use any other advertising medium, including without limitation flashing lights, or search lights which may be heard or experienced outside of the leased Premises;

(d) Will keep all mechanical apparatus free of vibration and noise, which may be transmitted beyond the confines of the demised Premises that is not required to be maintained in this Lease by Landlord;

(e) Will not cause or permit objectionable odors to emanate or be dispelled from the demised Premises;

(f) Will not solicit business, distribute handbills or other advertising matter or hold demonstrations in the parking areas, Common Areas, or the Premises;

(g) Will not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walk, parking area, or other areas;

(h) Will comply with all laws and ordinances and all rules and regulations of governmental authorities and all recommendations of the Association of Fire Underwriters, Factory Mutual Insurance Companies, the Insurance Services Organization, or other similar body establishing standards for fire insurance ratings with respect to the use or occupancy of the Premises by Tenant, and will participate in drills at the request of Landlord and will supply, maintain, repair and replace for the demised Premises any fire extinguishers or other fire prevention equipment and safety equipment (including installation of approved hoods and ducts if cooking activity is conducted on the premises) required by the aforementioned rules, regulations and Association or other body in order to obtain insurance at the lowest available premium rate throughout the term of this Lease;

(i) Will not use the plumbing facilities for any other purpose than that for which they are constructed and will not permit any foreign substance of any kind to be thrown therein and the expense of repairing any breakage, stoppage, seepage or damage, whether occurring on or off the Premises, resulting from a violation of this provision by Tenant or Tenant’s employees, agents or invitees shall be borne by Tenant. All grease traps and other plumbing traps shall be kept clean and operable by Tenant.

(j) Will not place or cause or permit to be placed within the demised Premises, pay telephones, vending machines (except those for the exclusive use of Tenant’s employees) or amusement devices of any kind without the prior written consent of Landlord;

(k) Will, for fire protection, use waste baskets only constructed of metal. Wastebaskets made of plastic, wood, paper, straw, etc. are not permitted;

(l) Will, if the Premises are equipped with a sprinkler system, abide by all rules and regulations of Insurance Services and Insurance Carriers concerning the sprinkler system on the demised Premises. If there is an approved sprinkler system in the area covered under this lease, it is necessary that temperatures on the Premises under lease be maintained at not less than 60 degrees at all times;

(m) Will cause a professional pest extermination service to inspect and take necessary action to correct any undesirable situation with respect to insects, rodents and other pests in the demised Premises;

(n) Will not display merchandise outside the demised Premises other than in community sales nor in any way obstruct the sidewalks adjacent thereto and shall not burn or place garbage, rubbish, trash, merchandise containers or other incidentals to the business outside the demised Premises. In the event Tenant places rubbish and refuse outside the demised Premises, Landlord may cause the same to be removed and Tenant shall pay the cost of such removal to Landlord upon demand;

(o) Will comply with all municipal and other governmental regulations, including those requiring garbage, and refuse including separating trash or refuse and will indemnify and hold harmless Landlord against any claims for damages and any fines imposed because of failure of Tenant to comply with such regulations. If any such damage results from a failure on the part of the Tenant to comply with this requirement, Tenant will repair damage at its own expense.

(p) Will, if the demised Premises is used for the sale of commodities such as food or drinks which result in litter of paper cups, dishes, boxes and cans or bottles or other debris being discarded in or about the said demised Premises, the Tenant shall have the obligation to collect and dispose of such litter originating from Tenant’s place of business throughout the Premises and common areas.

(q) Will not install an automatic teller machine within the Premises or any part of the common areas.

SECTION 5.04. Fire Prevention Systems.

(a) If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a “sprinkler system,” fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant’s use of the Premises or Alterations performed by Tenant; OR

(b) If any law, regulation, or order or if any bureau, department, or official of the Federal, State, and/or Municipal Governments shall require or recommend the installation of fire extinguishers, a “sprinkler system,” fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant’s use of the Premises or Alterations performed by Tenant; OR

(c) If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as from time to time, or by any fire insurance company as a result of the use of the Premises whether or not the same is a Permitted Use under this Lease, then Tenant shall, at Tenant’s sole cost and expense, promptly make such installations within the Premises and make such changes, modifications, alterations, or the installation of additional sprinkler heads or other required or recommended equipment.

SECTION 5.05. Rules and Regulations

(a) Landlord reserves the right from time to time to adopt and promulgate commercially reasonable rules and regulations applicable to the demised Premises which are intended to supplement the terms and conditions of this Lease and to amend and supplement such rules and regulations. Notice of such rules and regulations and of any amendment and supplements thereto shall be given to Tenant and Tenant agrees thereupon to comply with and observe all such rules and regulations, provided that, to the extent practicable, the same shall be applied uniformly to substantially all tenants and, provided further, that such rules and regulations do not conflict with the terms and conditions of this Lease.

(b) Subject to Section 5.05(a) above, Landlord’s rights and remedies in the event Tenant shall fail to comply with and observe such rules and regulations shall be the same as though such rules and regulations were set forth in this Article.

SECTION 5.06. Continuous Operation. Tenant covenants, at its expense, at all times during the Term: To continuously and uninterruptedly use, occupy and operate for the use specified, all of the Premises other than such minor portions thereof as are reasonably required for storage; to use such storage and office space only in connection with the business conducted by the Tenant in the Premises; to furnish and install all trade fixtures and permitted signs; to maintain an adequate number of trained personnel for efficient service to customers; to open for business and remain open during the entire Term the customary business hours for similar businesses located in the geographical area.

SECTION 5.07 Quiet enjoyment. Landlord covenants and agrees that upon Tenant paying rent and any other charges due and payable, and observing and performing all the terms, covenants and conditions of the Lease on Tenant’s part to be observed and performed, Tenant shall, at all times during the term of this Lease, peacefully and quietly have, hold and enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease. Any breach by Landlord of this covenant of quiet enjoyment, whether caused by Landlord or any other tenant, agent, employee, officer, contractor or subcontractor of Landlord, which is not cured by Landlord within thirty (30) days of Tenant’s written notice of such breach to Tenant’s reasonable satisfaction, shall entitle the Tenant to immediately terminate this Lease.

ARTICLE VI

COMMON AREAS

SECTION 6.01. Common Areas Defined. All areas, space, facilities and equipment within and around the demised Premises, to the extent made available for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Premises, and their respective employees, agents, subtenants, concessionaires, licensees, customers and other invitees, are collectively referred to herein as “the common areas”. The common areas shall include, but not be limited to the parking areas, all approaches, entrances, exits, sidewalks, roadways, walkways, truckways, stairways (except as hereinafter provided), loading docks, and delivery areas. Tenant, and Tenant’s respective employees, agents, subtenants, concessionaires, licensees, customers and other invitees, are hereby given the license in common with all others to whom Landlord has or may hereafter grant rights to use the common areas as they may from time to time exist subject to the rules, regulations and covenants herein.

SECTION 6.02. Common Area - Multiple Tenancy. The common areas shall be subject to the exclusive control of Landlord. Landlord shall operate, manage, equip, police, light, landscape, surface, pave and maintain the common areas all in such manner as Landlord, in Landlord’s sole discretion, may, from time to time determine. Landlord hereby expressly reserves the right from time to time to construct, maintain and operate lighting and other facilities, equipment and signs within the common areas; to use and allow others to use the common areas for any purpose; to change the size, area, level, location and arrangement of the common areas and parking; to landscape the common areas; to regulate parking by tenants and other occupants and their respective employees, agents, subtenants, concessionaires, and licensees; to close temporarily all or any portion of the common areas for the purpose of making repairs, changes or alterations thereto or performing necessary maintenance in connection with any emergency, in connection with closings resulting from adverse weather conditions or for any other purpose; to establish, modify and enforce reasonable rules and regulations with respect to the common areas and the use to be made thereof. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the Premises and its common areas and surrounding grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Premises.

ARTICLE VII

LANDLORD’S LEASEHOLD IMPROVEMENTS AND

TENANT’S INITIAL CONSTRUCTION

SECTION 7.01. Landlord Leasehold Improvements.

Landlord shall perform the work labeled as Landlord’s work as specified in Exhibit “B” attached hereto and incorporated herein by reference at its sole cost and expense. All other work required to be performed in order for the Tenant to open and operate shall be performed by the Tenant in accordance with this Lease as per Exhibit B and defined as Tenant’s Work. Tenant shall pay to Landlord for Tenant’s Work as provided for in Exhibit B.

SECTION 7.02. Signs - Awnings - Canopies.

(a) Tenant shall neither place nor maintain nor suffer to be placed or maintained on the exterior of the demised premises or on the glass of any window or door of the demised premises which shall be visible from the exterior thereof any sign, awning, canopy, decoration, lettering, advertising matter or any other thing without in each instance first obtaining Landlord’s written approval thereof; and Tenant further agrees to design and to maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times in compliance with the requirements of the Landlord.

(b) Tenant shall not paint or decorate any part of the exterior of the demised Premises, or any part of the Premises which shall be visible from the exterior thereof, without first obtaining Landlord’s written approval of such painting or decoration. All signs, awnings and canopies pursuant to this Section must comply with local rules, regulations and zoning.

SECTION 7.03. Liens. Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorney’s fees and costs shall be payable to Landlord by Tenant on demand with interest at the rate of twelve (12%) percent per annum. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least ten (10) business days prior to written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

ARTICLE VIII

MAINTENANCE AND REPAIR

SECTION 8.01. Repairs and Maintenance by Tenant.

(a) Tenant shall at all times at its own expense keep and maintain the demised Premises and the inside and outside of all glass in the doors and windows and show window moldings and all partitions, doors, fixtures, signs, equipment and appurtenances thereof in good order and repair, and in a neat, safe, clean and orderly condition, including, but not limited to, reasonable periodic painting as determined by Landlord and making all non-structural ordinary and extraordinary, foreseen and unforeseen repairs and replacements to the demised Premises, including, without limitation, repairs and replacements to the plumbing and sewage facilities within the demised Premises or under the floor slab including free flow up to the main sewer line, and maintenance of the electrical, heating, ventilating, and air-conditioning systems and mechanical systems and installations therein. Tenant shall not overload the electrical wiring serving the Premises or within the Premises, and will install at its own expense but only after obtaining Landlord’s written approval, any additional electrical wiring which may be required in connection with the demised Premises. Tenant will repair promptly at its own expense any damage (whether structural or non-structural) to the demised Premises caused by any construction or alterations performed by Tenant or bringing into the Premises any property for Tenant’s use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused solely by the negligence of Landlord or its agents, servants, employees, contractors or subcontractors.

(b) In the event Tenant defaults in the performance to Landlord’s reasonable satisfaction of any of its obligations under this Section and such default continues for a period of ten (10) days after receipt of written notice from Landlord (except that in an emergency no notice shall be required), Landlord, in addition to Landlord’s other remedies under this Lease, at law or in equity may (but shall not be obligated to do so) cure such default on behalf of Tenant without any liability of Landlord, its agents, servants, employees, contractors or subcontractors for damage to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and Tenant shall reimburse Landlord, as additional rent, upon demand, for any sums paid or costs incurred in curing such default, plus administrative costs of Landlord in a sum equal to ten percent (10%) of such sums and/or costs.

SECTION 8.02. Structural Repairs.

(a) Except as otherwise provided herein, structural portions of the Premises, and those portions of the exterior of the demised Premises which Tenant is not obligated to maintain including but not limited to the roof, exterior walls, and windows will be repaired by Landlord provided Tenant gives Landlord notice specifying the need for and nature of such repairs; provided, however, if Landlord is required to make any repairs to such portions of the demised Premises by reason, in whole or in part, of the negligent act or failure to act by Tenant or Tenant’s agent, servants, employees, contractors or subcontractors, or by reason of any use of the demised Premises by Tenant is not a permitted use hereunder, Landlord may collect the cost of such repairs, as additional rent, upon demand.

(b) If, without Landlord’s prior consent, Tenant performs any alterations, additions, improvements, changes, affixations of chattels or other work which affects the structural portions of the demised Premises and/or the roof of the building of which the Premises is part and/or that portion of the exterior of the demised Premises which Landlord is obligated to repair or which affects the structural integrity of the building of which the leased Premises shall form a part, such action by Tenant shall release and discharge Landlord as of the commencement of such alteration, addition, improvement, affixation or other work of and from such repair obligation and thereafter, Tenant agrees to be solely responsible for the maintenance, repair and replacement of any or all such structural portions, roof exterior and building which have been affected as aforesaid; provided in the event Tenant shall default in the performance, to Landlord’s reasonable satisfaction, of such responsibilities, Landlord, in addition to Landlord’s other remedies under this Lease, at law or in equity, may (but shall not be obligated to do so) cure such default on behalf of Tenant without any liability of Landlord, its agents, servants, employees, contractors or subcontractors for damage to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and Tenant shall reimburse Landlord, as additional rent, upon demand for any sums paid or costs incurred in curing such default, plus administrative costs of Landlord in a sum equal to ten percent (10%) of such sums and/or costs. For the purposes of the foregoing, if Tenant performs any such alterations, additions, improvements, changes, affixations or other work in a manner not consistent with Landlord’s prior consent thereto, such work shall be deemed to have been performed without Landlord’s consent and be a default of this Lease.

ARTICLE IX

INDEMNITY - NONLIABILITY

SECTION 9.01. Indemnity by Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant’s use of the Premises, or the Common Areas, or from the conduct of Tenant’s business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or elsewhere. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any negligence of Tenant or Tenant’s agents, contractors or employees, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

SECTION 9.02. Indemnity by Landlord. To the extent permitted by law, Landlord shall and does hereby indemnify Tenant and agrees to save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including attorney’s fees) in connection with loss of life, personal injury and/or damage to property suffered by Tenant or third parties arising from or out of the use of any portion of the Common Areas by Landlord or its officers, agents, contractors, subcontractors or employees or occasioned by any act or omission of Landlord, its officers, agents, contractors, subcontractors or employees that is caused by the negligence of the Landlord, its officers, agents, contractors, subcontractors or employees that is a breach or default of this Lease by Landlord or its officers, agents, contractors, subcontractors or employees.

SECTION 9.03. Landlord Nonliability for Injury, Loss, or Damage. Tenant acknowledges and agrees that Landlord shall not be liable or responsible in any way to Tenant or any other person for:

(a) Any injury arising from or out of any occurrence in, upon, at, or relating to the Premises or any part thereof or any loss or damage to property (including loss of use thereof) of Tenant or any other Person located in the Premises or any party thereof from any cause whatsoever, or any other Person for whom Landlord is in law responsible, except if such injury is caused by a breach or default of this Lease by Landlord or by the negligence of Landlord or its officers, agents, contractors, subcontractors or employees.

(b) (Without limiting the generality of the foregoing provisions of this Section) any injury to Tenant or any other Person or loss or damage to property resulting from but not limited to: fire; smoke; explosion;

falling plaster, ceiling tiles, fixtures, or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any hazardous material or substance including asbestos; debris; noise; air or noise pollution; theft; breakage; vermin; electricity; computer or electronic equipment or systems malfunction or stoppage; water; rain; flood; flooding; freezing; tornado; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; mold or any mold related claims; sewage; sewer backup; toilet overflow; or leaks or discharges from any part of the Premises or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilating, and air-conditioning equipment); electrical or other wiring; plumbing fixtures; roof(s), windows, skylights, doors, trap doors, or subsurface of any floor or ceiling of any part of the Premises, or from the street or any other place, or by dampness or climatic conditions, or from any other cause whatsoever; except if such injury, loss or damage is caused by the negligence of Landlord or its officers, employees, agents, contractors or subcontractors.

(c) Any injury, loss, or damage caused by other tenants or any Person in the Premises, or by occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public, or quasi-public work, or by interruption, cessation or failure of any public or other utility service, or caused by Force Majeure, except if such injury, loss or damage is caused by the negligence of Landlord or its officers, employees, agents, contractors or subcontractors; or

(d) Any injury to Tenant or any other Person or any loss or damage suffered to the Premises or the contents thereof by reason of Landlord or its representatives entering the Premises to undertake any work therein, or to exercise any of Landlord’s rights or remedies hereunder, or to fulfill any of Landlord’s obligations hereunder, or in the case of emergency, except if such injury, loss or damage is caused by the negligence of Landlord or its officers, employees, agent, contractors or subcontractors.

SECTION 9.04. Limitation of Liability. Notwithstanding anything to the contrary herein provided, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of Landlord or any successor in interest of Landlord, whether any such successor in interest shall be a corporation, or an individual, joint venture, tenancy in common, firm or partnership, general or limited, or on the part of the members of such firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this Lease and Tenant shall look solely to the equity of Landlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever. Landlord agrees that if Tenant obtains a monetary judgment in court against the Landlord, which judgment Landlord does not successfully appeal, then Tenant shall have the right to offset the amount of such judgment together with Tenant’s actual reasonable costs and expenses (including reasonable attorney’s fees) against the Minimum Rent, if any, next payable by Tenant hereunder until the amount of such judgment has been completely offset and if offset does not compensate Tenant, Tenant may pursue Landlord for the balance due.

ARTICLE X

INSURANCE

SECTION 10.01. Tenant Insurance.

(a) Tenant will keep in force in companies licensed to do business in Pennsylvania at Tenant’s expense at all times during the term of this Lease and during such other times as Tenant occupies the demised Premises or any part thereof:

(1) Public liability insurance with respect to the demised Premises, the sidewalks abutting and adjoining the demised Premises, if any, and the business operated by Tenant and any subtenants, licensees and concessionaires of Tenant in or from the demised Premises with minimum limits as shown in Section 1.17. If the nature of Tenant’s operation is such as to place any or all of its employees under the coverage of local workmen’s compensation or similar statutes, Tenant shall also keep in force, at its own expense, workmen’s compensation or similar insurance affording statutory coverage and containing statutory limits. Landlord shall have the right to reasonably increase the minimum liability limits during the term of this Lease as economics and circumstances change.

(2) Fire insurance, with standard broad form extended coverage endorsement covering (a) all of Tenant’s stock in trade, trade fixtures, furniture, furnishings, such equipment as is not affixed to the demised premises and signs, and (b) Tenant’s interest in all of the improvements and betterments installed in the premises by Tenant, in each case to the extent of at least eighty percent (80%) of their collective insurable value, without co-insurance.

(b) Without request, Tenant will deposit with Landlord policies of insurance required by the provisions of this Section or certificates thereof, together with satisfactory evidence of the payment of the required premium or premiums thereof.

(c) All insurance required herein shall be with companies rated “A”1 Class XI or better in “Bests Insurance Guide” and shall name Landlord whenever possible as an additional named insured.

SECTION 10.02. Insurance Provisions. All policies of insurance required to be carried by Tenant pursuant to this Article shall provide that the policy shall not be subject to cancellation, termination or change except after ten (10) days prior written notice to Landlord and shall name Landlord as an additional insured as its interest may appear. In addition, such policies of insurance shall contain a provision substantially as follows: “It is understood and agreed that the insurance afforded by this policy or policies for more than one named insured shall not operate to increase the limits of the companies’ liability, but otherwise shall not operate to limit or void the coverage of any one named insured as respects claims against the same named insured by any other named insured or the employees of such other named insured.”

SECTION 10.03. Effect on Insurance.

(a) Tenant will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon or about the leased Premises which will violate the provisions of Landlord’s policies insuring against loss or damage by fire or other hazards (including, but not limited to, public liability), which will adversely affect Landlord’s fire or liability insurance premium rating or which will prevent Landlord from procuring such policies in companies acceptable to Landlord, provided Tenant is first given adequate notice of the requirements of such policies. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Premises shall by itself or in combination with other circumstances existing at the Premises cause the premium of fire or other insurance on the Premises or other improvements of the Premises in companies acceptable to Landlord to be increased beyond the established rate from time to time fixed by the appropriate underwriters with regard to the use of the demised Premises for the purposes permitted under this Lease or to such other property in the Premises for the use or uses made thereof, Tenant will pay the amount of such increase or, in the event that other circumstances existing at the Premises shall have contributed to such increase, such equitable portion of such increase as reasonably determined by Landlord, as additional rent upon Landlord’s demand and will thereafter pay the amount of such increase, as the same may vary from time to time, with respect to every premium relating to coverage of the demised Premises during a period falling within the term of this Lease until such increase is eliminated. In addition, if applicable, Landlord may, at its option rectify the condition existing on the demised Premises which caused or was a contributing cause of the increased premium rate in the event that the Tenant should fail to do so and may charge the cost of such action to Tenant as additional rent, payable on demand. In determining whether increased premiums are the result of Tenant’s use of the leased Premises, a schedule, issued by the organization making the insurance rate on the leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the leased Premises.

(b) If for any reason whatsoever including, but not limited to, the abandonment of the demised Premises, Tenant’s failure to pay the insurance premium or Tenant’s failure to occupy the demised Premises as herein permitted, Tenant fails to provide and keep in force any or all of the insurance policies set forth in this Article hereof, then in such event Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance.

(c) If Tenant shall not comply with its covenants made in this Article, Landlord in addition to Landlord’s other remedies hereunder may (but shall not be obligated to) cause insurance, as aforesaid, to be issued, and in such event, Tenant agrees to pay the premium for such insurance as additional rent promptly upon Landlord’s demand, or Landlord, at its option, may treat such failure to comply as an Event of Default.

SECTION 10.04. Property Insurance by Landlord. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, and the Common Areas, but not Tenant’s fixtures, equipment, Tenant improvements or plate glass insurance, in such amount as Landlord shall determine, providing protection against all perils included within the classification of fire, extended coverage, vandalism, rental loss, malicious mischief, special extended periods (all risk) and liability insurance.

SECTION 10.05. Waiver of Subrogation. Notwithstanding anything in the Lease to the contrary, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party of its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

ARTICLE XI

UTILITIES - REFUSE

SECTION 11.01. Utilities, Refuse and Miscellaneous.

(a) Tenant shall be solely responsible for and promptly pay to Landlord or directly to third party Tenant’s Share of Expenses as determined by Section 1.15 (100% of such costs) for charges for heat, electricity, gas, refuse, municipal fire inspection, water sewer and any other utility or service used or consumed on the Building or in providing heating and air conditioning to the Premises, without limitation, said responsibility commencing on the Possession Date. If Tenant does not pay the charges for utilities and Landlord is required to pay for any charges on behalf of the Tenant, such failure to pay by the Tenant shall be construed as a default under the terms of this Lease as specified in Section 20.01.

SECTION 11.02. Application for Utilities. Tenant shall make appropriate applications to the local refuse companies at such times as shall be necessary to insure utilities, refuse and services being available at the Premises no later than the Possession date and pay all required deposits, connection fees within the applicable time period set by the refuse companies.

ARTICLE XII

ESTOPPEL CERTIFICATE; SUBORDINATION and ATTORNMENT

SECTION 12.01. Execution of Estoppel Certificate. At any time, and from time to time, upon the written request of Landlord or any mortgagee, Tenant, within twenty (20) days of the date of such written request, agrees to execute and deliver to Landlord and/or such mortgagee, without charge and in a form reasonably satisfactory to Landlord and/or such mortgagee, a written statement, certified to the best of Tenant’s knowledge: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Tenant is in occupancy of the demised Premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance rent, if any, paid by Tenant and the date to which such rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the mortgage shall reasonably require.

SECTION 12.02. Subordination and Attornment. Tenant agrees: (a) that, except as hereinafter provided, this Lease is, and all of Tenant’s rights hereunder are and shall always be subject and subordinate to any mortgage, leases of Landlord’s property (in sale-leaseback) pursuant to which Landlord has or shall retain the right of possession of the demised Premises or security instruments (collectively called “Mortgage”) that now exist, or may hereafter be placed upon the demised Premises or any part thereof and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof; and (b) that if the holder of any such Mortgage (“Mortgagee”) or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Tenant will attorn to and recognize such Mortgagee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease; and (c) that the aforesaid provisions shall be self operative and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording and in that event, to the extent set forth in such written document such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and a memorandum thereof recorded prior to the execution, delivery and recording of the Mortgage and as though this Lease had been assigned to such Mortgagee. Should Landlord or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to Landlord, the Mortgagee or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form.

ARTICLE XIII

SUBLETTING AND ASSIGNMENT

SECTION 13.01. Prohibition of Subletting and Assignment. Tenant shall not sublet or assign the Premises without the Landlord’s prior written consent, which shall not be unreasonably withheld. In determining whether to grant consent to the Tenant’s sublet or assignment request, the Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be grounds for deciding the Tenant’s request:

(a) financial strength of the proposed subtenant/assignee must be at least equal to that of the existing Tenant;

(b) business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

(c) use of the premises by the proposed subtenant/assignee must be similar to the use permitted by this Lease;

(d) percentage rents if any of the proposed subtenant/assignee, or the prospect of percentage rents, must be at least equal to that of the existing Tenant;

(e) managerial and operational skills of the proposed subtenant/assignee must be similar as those of the existing Tenant;

(f) use of the Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws;

(g) use of the Premises will not violate any other agreements affecting the Premises, the Landlord or other Tenants or adversely affect the tenant mix of the Premises or surrounding properties of the Landlord.

SECTION 13.02. Modification Following Assignment. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease; provided, however, that (i) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then Tenant named herein and each respective assignor or transferor shall not be liable under or bound by such increase, enlargement or reduction and (ii) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferrers of such assignee or transferee.

SECTION 13.03. Landlord’s Consent. Conditions. Notwithstanding (and without limiting) any other provision of this Article, Landlord agrees not to unreasonably withhold its consent to an assignment of this Lease or a subletting of the Premises by Tenant named herein, provided that:

(a) Information on Assignee or Subtenant - At least thirty (30) days before the proposed effective date of the assignment or subletting Landlord receives for approval a copy of a fully executed unconditional assignment or sublease together with (1) reasonable detailed information as to the character, reputation and business experience of the proposed assignee or subtenant, and (2) financial information and bank references on the proposed assignee or subtenant (including, at Tenant’s expense, a current a financial statement certified as being true and correct by the chief financial executive or Certified Public Accountant of the proposed assignee or subtenant);

(b) Tenant Not in Breach or Default - No breach or default on Tenant’s part can exist at the time of the consent request and at the effective assignment or subletting date;

(c) Terms of Lease Govern - Any assignment or subletting will be upon and subject to all terms and conditions of this Lease, including those regarding the permitted use of the Premises as specified in Section 1.16 hereof;

(d) Assumption; Attornment - Any assignment must specifically state (and, if it does not, it will be deemed to specifically state) that the assignee assumes and agrees to be bound by all terms and conditions of this Lease, and any sublease must specifically state (and, if it does not, it will be deemed to specifically state) that at Landlord’s election the subtenant will attorn to Landlord and recognize Landlord as Tenant’s successor under the sublease for the balance of the sublease term if this Lease is surrendered by Tenant or terminated by reason of Tenant’s default;

(e) Processing Fee for Each Request - Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Premises unless each request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of Ten (10%) percent of the monthly rent or Four Hundred Dollars ($400.00), whichever is greater, to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

(f) Premise’s Existing Tenants and Occupants - No assignment or subletting will be to a then-existing Tenant or occupant of the Premises nor violate or conflict with the rights of any such party;

(g) Rental Rate - No assignment or subletting will be for a lesser rental rate than is then being charged by Landlord for comparable space in the Premises;

(h) Additional Security - Upon request the assignee (in the case of a proposed assignment) or Tenant (in the case of a proposed subletting) will increase the original security deposit hereunder to such amount as Landlord may reasonably require (or if no security was initially deposited hereunder, will post with Landlord such security as Landlord may reasonably require); and

SECTION 13.04. Recapture of Excess Rents.

(a) Right to Share of Sublet Profit Minus Amortized Transaction Costs - If Landlord consents to any sublease of the Premises, or any part thereof, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, 50% of the Excess Sublease Rent (as defined in Section b) less the reasonable and customary out-of-pocket transaction costs incurred by Tenant in connection with such subletting, including attorney’s fees, brokerage commissions, and alteration costs (which transaction costs shall be amortized on a straight-line basis over the sublease term).

(b) Definition of Excess Sublease Rent - Rents, additional charges, and other consideration payable to Tenant by the subtenant for or by reason of such sublease and which are, in the aggregate, in excess of the rent payable under this Lease for the subleased space during the term of the sublease, including but not limited to:

(1) Sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns; and

(2) Sums paid for services provided by Tenant to such subtenant (including, without limitation, secretarial, word processing, receptionist, conference rooms, library) in excess of the fair market value of such services.

(c) Payment of Sublet Profit. Any amounts payable by Tenant pursuant to the foregoing provisions shall be paid by Tenant to Landlord as and when amounts on account thereof are due or paid, whichever occurs first, by any subtenant to Tenant, and Tenant agrees to promptly advise Landlord thereof and furnish such information as Landlord may reasonably request.

SECTION 13.05. Sublet or assignment to affiliates. Tenant may, without the consent of Landlord, sublet or assign the Premises, in whole or in part, without the consent of Landlord to a corporate or other entity owner of Tenant, affiliate, subsidiary or entity owned and controlled by the same persons or entity that owns or controls Tenant including, without limitation, any successor of Tenant by virtue of a merger or consolidation involving Tenant.

ARTICLE XIV

DAMAGE AND DESTRUCTION

SECTION 14.01. Destruction of the Premises. Rent Payments - If the Premises are at any time destroyed or damaged (including, without limitation, by smoke and water damage) as a result of a peril insured against by Landlord pursuant to this Lease, and if as a result of such occurrence:

(a) The Premises are rendered untenable only in part, this Lease shall continue in full force and effect, and Landlord shall commence diligently to repair or reconstruct the Premises; and only Minimum Rent (but not additional rent, taxes, insurance and other charges) shall abate equitably to the portion of the Premises rendered untenable from the date of the destruction or damage until the date Landlord’s repair is substantially completed (the “Repair Period”); or

(b) The Premises are rendered wholly untenable, Landlord shall commence diligently to repair or reconstruct the Premises (but to the extent only of proceeds received by Landlord from its insurers, and exclusive of Tenant’s Work) and Minimum Rent, additional rent, taxes, insurance and other charges under this Lease shall abate entirely during the Repair Period; or

(c) The Premises are not rendered untenable in whole or in part, this Lease shall continue in full force and effect, and the rent and other charges payable by Tenant hereunder shall not terminate, be reduced, or abate.

(d) If Landlord fails within one hundred eighty (180) days after such damage occurs to substantially restore the Premises to tenable status wholly or in part, Tenant may terminate this Lease as of the end of said one hundred eighty (180) days by providing written notice to Landlord no later than five (5) days after the expiration of said one hundred eighty (180) day period.

SECTION 14.02. Landlord’s and Tenant’s Work After Damage.

(a) Upon Tenant being notified in writing by Landlord that Landlord’s Work has been substantially completed, Tenant shall forthwith complete all Tenant’s Work including, without limitation, such work as is required to fully restore the Premises for business fully fixtured, stocked, and staffed (however, in no event shall Landlord be required to give Tenant the benefit of any capital allowance inducement to lease, or other payments, regardless of whether such benefit was given, at the time of or in conjunction with the original construction of the Premises, by Landlord to Tenant in connection with the work). Tenant shall diligently complete Tenant’s Work and, if the Premises have been closed for business, promptly forthwith reopen for business to the public, fully fixtures, stocked and staffed.

(b) Limitation of Landlord’s Obligations - Nothing in this Article shall require Landlord to (1) restore, repair, or replace any Leasehold Improvements, inventory, furniture, chattels, signs, contents, fixtures (including Trade Fixtures), or personal property of Tenant located on, in, under, above, or which service the Premises, unless such damage or destruction was caused by any fault, neglect, negligence, act or omission of Landlord or its officers, employees, contractors or subcontractors or (2) rebuild the Premises in the condition and state that existed before any such damage or destruction, however, Landlord is required to complete/deliver the Premises in the condition delivered at the time Tenant began Tenant’s Work.

(c) Fault of Tenant. Despite anything contained to the contrary in this Article, and without limiting Landlord’s rights or remedies hereunder, Minimum Rent shall not be abated under this Section if any damage or destruction is caused by any fault, neglect, default, negligence, act, or omission of Tenant or those for whom Tenant is in law responsible or any other person entering upon the Premises under express or implied invitation of Tenant.

SECTION 14.03. Architect’s Certificate. If the Premises are destroyed or damaged, the Architect designated by Landlord shall determine the extent of the destruction or damage and will provide Landlord and Tenant with certificates attesting to the condition of the Premises. The certificate of the Architect shall bind the parties as to:

(a) Whether or not the Leased Premises are rendered untenable and the extent of such untenantability;

(b) The date upon which the Landlord’s Work of reconstruction or repair or Tenant’s Work of reconstruction or repair is completed, or substantially completed, and the date when the Leased Premises are rendered tenantable; and

(c) The state of completion of any work of either the Landlord or the Tenant.

SECTION 14.04. Damage During the Last Year of Lease Term. Notwithstanding anything to the contrary set forth herein, if the Premises shall be damaged to the extent of twenty (20%) percent or more of the then cost of replacement during the last year of the Lease Term, Landlord may elect, within sixty (60) days after the occurrence of such event, either to repair or rebuild the Premises, as the case may be, or to terminate this Lease, which termination shall be effective upon giving timely notice to Tenant. If Landlord fails to timely give such notice of termination, this Lease shall, except as hereinafter provided, remain in full force and effect.

SECTION 14.05. Limits on Restoration Obligation. Notwithstanding the foregoing, Landlord shall have no obligation whatsoever to repair, reconstruct, or restore the Premises if any of the following occurs:

(a) The holder of a mortgage encumbering the Premises elects not to permit the insurance proceeds payable upon damage to or destruction of the Premises to be used for such repair, reconstruction, or restoration;

(b) Tenant is in default, or an event that, with the giving of notice or passage of time, would become a Default; or

(c) The Tenant has vacated or abandoned the Premises and stops paying rent.

In any such event, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the damage or destruction.

ARTICLE XV

EMINENT DOMAIN

SECTION 15.01. Partial or Total Condemnation. If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, except as provided below, Tenant shall have no claim to nor shall it be entitled to any portion of any award for damages or otherwise. In the event only a portion of the demised Premises are taken, the Lease shall cease as to the part taken and the Minimum Rent, and other charges herein reserved, if any, shall be adjusted so that Tenant shall be required to pay for the balance of the term that portion of the rent and other amounts herein reserved which the value of the part of the demised Premises remaining after condemnation bears to the value of the demised Premises immediately prior to the date of condemnation. The rental and other charges shall be apportioned as aforesaid by agreement between the parties or by legal proceedings, but pending such determination, Tenant shall pay at the time and in the manner above provided the rental herein reserved, and all other charges herein required to be paid by Tenant, with deduction. Upon such determination, Tenant shall be entitled to credit for any excess rentals paid. If, however, by reason of the condemnation there is not sufficient space left in the demised Premises for Tenant to conduct business in substantially the manner in which it was being conducted immediately prior to such taking, or the taking of parking and/or common areas is so substantial as to render the demised Premises unsuitable and unfit for which they were rented, then and in such events the Lease shall terminate. Although all damages in the event of condemnation of the Premises belong to Landlord whether awarded as compensation for diminution in value of the leasehold or to the fee of the demised Premises, nothing herein shall be construed to prevent Tenant from claiming and recovering from the condemning authority such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right.

ARTICLE XVI

TENANT BANKRUPTCY

SECTION 16.01. Event of Bankruptcy Defined. An “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code (or the conversion to a Chapter 11 or 13 proceeding of a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code).

SECTION 16.02. Assumption of Lease. If an Event of Bankruptcy occurs, the trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may assume the Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief or the date of conversion (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

(a) File a motion to assume the Lease with the appropriate court;

(b) Satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(1) Cure all defaults under the Lease or provide Landlord with Adequate Assurance (see Section (16.03) below) that:

(A) it will cure all monetary defaults under the Lease within 10 days from the date of the assumption; and

(B) it will cure all nonmonetary defaults under the Lease within 30 days from the date of the assumption;

(c) Compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of the default of Tenant, the trustee, or the debtor-in-possession.

(d) Provide Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease.

(e) Deliver to Landlord a written statement that the conditions in this Section have been satisfied.

SECTION 16.03. Adequate Assurance.

(a) Adequate Assurance - For purposes only of Section 16.02 above, and in addition to any other requirements under the Bankruptcy Code, any future Federal bankruptcy law and applicable case law, “Adequate Assurance’ means at least:

(1) Entering an order segregating sufficient cash to pay Landlord and any other person or entity under Section 16.02 above and

(2) Granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in Tenant’s property or its bankruptcy estate, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in Section 16.02 above;

(b) Adequate Assurance of Future Performance - For purposes only of Section 16.02, and in addition to any other requirements under the Bankruptcy Code, any future Federal bankruptcy law and applicable case law, Adequate Assurance of Future Performance means at least:

(1) The trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of 2 months’ minimum rent and 1/6 of Tenant’s annual obligation under the Lease for the immediately preceding 12 months for common area costs, Real Estate Taxes and insurance payments and similar charges;

(2) The trustee or the debtor-in-possession agreeing to pay in advance, on each day that the minimum is payable, 1/12 of Tenant’s annual obligation under the Lease for the immediately preceding 12 months for common area costs, real estate tax and insurance payments, promotional fund and similar charges;

(3) The trustee or debtor-in possession providing adequate assurance of the source of the rent and other consideration due under the Lease;

(4) The trustee or debtor-in-possession providing adequate assurance that the percentage rent, if applicable due under the Lease will not decline substantially; and

(5) Tenant’s bankruptcy estate and the trustee or debtor-in-possession providing adequate assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the

Tenant’s bankruptcy proceedings) will have sufficient funds to fulfill Tenant’s obligations under the Lease and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively-promoted business on the Premises; and

SECTION 16.04. Assignment of Lease.

(a) General - If the trustee or the debtor-in-possession assumes the Lease under Section (16.02) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease and said assignment is made subject to Article XIII herein.

ARTICLE XVII

LANDLORD’S RIGHT TO PERFORM RENOVATIONS AND ENTRY

SECTION 17.01. Entry by Landlord. Landlord and Landlord’s agents shall have the right, except for in the case of emergencies, at reasonable times and upon reasonable notice to enter the Premises to inspect the same or to maintain or repair, make alterations or additions to the Premises or any portion thereof or to show the Premises to prospective purchasers, tenants (only during the last 12 months of the lease term) or lenders. Landlord may, at any time, place on or about the Premises any ordinary “for sale” signs; Landlord may at any time during the last one hundred eighty (180) days of the term of the Lease place on or about the Premises any ordinary “for lease” signs. Tenant hereby waives any claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby.

SECTION 17.02. Landlord’s Right to Perform Renovations.

(a) Tenant understands and agrees that Landlord may, at any time or from time to time during the term of this Lease, perform substantial renovation work in and to the demised Premises or the mechanical systems serving the demised Premises (which work may include, but need not be limited to, the repair or replacement of the Premise’s exterior facade, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing system, common hallways, or lobby), any of which work may require access to the same from within the Premises.

(b) Tenant agrees that:

(1) Landlord shall have access to the Premises at all reasonable times, upon reasonable notice, for the purpose of performing such work, and

(2) Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Tenant’s business at the Premises (provided that Tenant is not denied access to said Premises) which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid renovations at the Premises.

(c) Landlord shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant’s business during any such entry upon the Premises by Landlord.

(d) It is expressly understood and agreed by and between Landlord and Tenant that if Tenant shall commence any action or proceeding seeking injunctive, declaratory, or monetary relief in connection with the rights reserved to Landlord under this provision, or if Landlord shall commence any action or proceeding to obtain access to the Premises in accordance with this provision, and if Landlord shall prevail in any such action, then Tenant shall pay to Landlord, as additional rent under this Lease, a sum equal to all legal fees, costs, and disbursements incurred by Landlord in any way related to or arising out of such action or proceeding.

ARTICLE XVIII

ALTERATIONS

SECTION 18.01. Landlord Consent Needed. Tenant agrees that it will make no material alterations, decorations, installations, repairs, additions, improvements, or replacements (hereinafter collectively referred to as “Tenant Changes”) in, to, or about the Leased Premises without obtaining Landlord’s prior written consent such consent shall not be unreasonably withheld or delayed.

SECTION 18.02. Consent Request Procedure. Prior to the commencement of any Tenant Changes, Tenant shall submit to Landlord, for Landlord’s written approval, plans and specifications (to be prepared by and at Tenant’s sole cost and expense) for the proposed Tenant Changes in detail reasonably satisfactory to Landlord. Landlord agrees to grant or withhold its approval of such plans and specifications within fifteen (15) business days after Landlord’s receipt therefor (which request will note on the cover page in boldface letters that Landlord is obligated to respond to said request within fifteen (15) business-day period). If Landlord fails to respond to such request within said fifteen (15) business-day period or provide written notice to extend as provided for herein, the plans and specifications shall be deemed approved. In the event Landlord reasonably determines that it needs to consult with an outside consultant or expert with respect thereto, Landlord’s consent shall be granted or denied within a reasonable period of time, not to exceed ninety (90) days. Tenant shall comply with all reasonable conditions set forth in the rules and regulations for Tenant alterations contained in Landlord’s written consent of such Tenant Changes.

SECTION 18.03. Amendment of Plans and Specifications. No Tenant Changes shall be undertaken, started, or begun by Tenant or by its agents, employees, contractors, or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications. No amendments or additions to such plans and specifications as approved shall be made without the prior written consent of Landlord, which consent shall be granted in accordance with the standard used when consent was granted with respect to the initially submitted plans. Landlord agrees to grant or withhold its consent within fifteen (15) business days after Tenant makes request therefor (which request will note on the cover page in boldface letters that Landlord is obligated to respond to said request within fifteen (15) business-day period). If Landlord fails to respond within said fifteen (15) business-day period, the changes to the approved plans and specifications shall be deemed approved. In the event Landlord reasonably determines that it needs to consult with an outside consultant or expert with respect thereto, Landlord’s consent shall be granted or denied within a reasonable period of time, not to exceed ninety (90) days.

SECTION 18.04. When Prior Consent Not Needed. Notwithstanding above, with respect to carpeting and painting and other Tenant Changes which (a) are nonstructural in nature (i.e., do not involve changes to the structural elements of the Premises); (b) do not involve changes to the systems, including, without limitation, the electrical, plumbing, and HVAC system (except for changes to those systems which solely serve the Premises and will not affect systems)[(a) and (b) are hereinafter collectively referred to as “Nonstructural Changes”]; and (c) in the aggregate would not cost in excess of $3,000 when added together with the cost of all other Nonstructural Changes made during the prior 12-month period, Tenant need not obtain Landlord’s prior written consent, but must notify Landlord in writing within 10 days prior to the commencement of such Tenant Changes.

SECTION 18.05. When Prior Consent May Not be Unreasonably Withheld. With respect to Nonstructural Changes that would cost alone or in the aggregate in excess of $3,000 when added together with the cost of all other Nonstructural Changes made during the prior 12-month period, Landlord agrees that it will not unreasonably withhold its consent, provided however, Landlord may, in granting or withholding its consent, consider among other things, including, without limitation, whether the space will be unusually expensive to demolish at the end of the term, and will act upon Tenant’s request to make such Nonstructural Changes within fifteen (15) business days after Landlord receives Tenant’s request for consent (which request must note on the cover in bold face letters that Landlord is obligated to respond to said request within fifteen (15) business days). If Landlord fails to respond within such fifteen (15) business-day period, Tenant’s request shall be deemed approved. In the event Landlord reasonably determines that it needs to consult with an outside consultant or expert with respect thereto, Landlord’s consent shall be granted or denied within a reasonable period of time, not to exceed ninety (90) days

SECTION 18.06. Payment by Tenant. Tenant Changes shall be made and completed at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate.

SECTION 18.07. Approved Contractors and Mechanics. Tenant shall at all times use the contractors and mechanics then appearing on Landlord’s approved list if the Tenant Changes involve changes to the Premises systems and/or structural elements.

SECTION 18.08. Compliance with Laws, Landlord’s Rules, and Plans and Specifications. All Tenant Changes shall at all times (a) comply with all laws, rules, orders, and regulations of governmental authorities having jurisdiction thereof and all insurance requirements, (b) comply with the rules and regulations now or hereafter in existence, and (c) comply with the plans and Tenant’s specifications approved by Landlord.

ARTICLE XIX

HAZARDOUS SUBSTANCES

SECTION 19.01. Definition. “Hazardous Substance” means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.§§1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.§§6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.§§1251 et seq.), the Clean Air Act (42 U.S.C.§§7401 et seq.) the Toxic Substances Control Act, as amended (15 U.S.C.§§2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.§§651 et seq.), as these laws have been amended or supplemented. The term “Hazardous Substances,” as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals know to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

SECTION 19.02. Tenant’s Responsibility Regarding Hazardous Substances.

(a) Tenant’s Restrictions. Tenant shall not cause or permit to occur:

(1) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including, but not limited to, soil and ground water conditions, or

(2) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

(b) Environmental Clean-up.

(1) Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (“Laws”).

(2) Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws.

(3) Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

(4) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph (b) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this Section.

(5) Tenant’s obligations and liabilities under this Article shall survive the expiration of this Lease.

SECTION 19.03. Indemnity.

(a)	Tenant and Landlord shall indemnify, defend, and hold harmless the other, the manager of the Premises, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises due to the actions or omissions of the party that took the action or failed to act, or which arises at any time from Tenant’s or Landlord’s (as the case may be) use or occupancy of the Premises, or from Tenant’s or Landlord’s failure (as the case may be) to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

(b)	Tenant’s and Landlord’s obligations and liabilities under this Article shall survive the expiration of this Lease.

ARTICLE XX

EVENTS OF DEFAULT AND LANDLORD’S REMEDIES

SECTION 20.1. Events of Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Any failure by Tenant to pay the rent required to be paid hereunder, where such failure continues for twenty (20) days after written notice by Landlord,

(b) Any failure by Tenant to pay any monetary sums required to be paid hereunder other than rent where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant;

(c) The abandonment of the Premises by Tenant or the discontinuance by Tenant of the use of the Premises as provided in Section 1.16;

(d) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(e) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(f) Any other action of Tenant referred to in this Lease as constituting a material default or breach by Tenant.

(g)

(1) Chronic Defaults - Tenant will be in “Chronic Default” under this Lease if Tenant commits a material default (either a Monetary or Non-Monetary Default) during any 365-day period in which any of the following combinations of default has already occurred (even though said defaults may have been timely cured): (a) Three Monetary Defaults; or (b) Four Non-Monetary Defaults; or (c) Two Monetary Default and two Non-Monetary Defaults.

(2) Remedies. If Tenant is in Chronic Default, Landlord may immediately exercise any or all remedies available under this Lease or at law or in equity, all without giving Tenant any notice or an opportunity to cure the last default causing Tenant’s Chronic Default (notwithstanding any notice and cure provision or other lease provision to the contrary).

(3) Definitions. For the purposes of this section,

(A) A Monetary Default occurs if Tenant fails to pay any sum of money when due (including, but not limited to, minimum rent and additional rent);

(B) A Non-Monetary Default occurs if Tenant fails to perform any of its obligations under this Lease other timely payment of money.

SECTION 20.02. Landlord’s Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand, and without limiting Landlord in the exercise of any rights or remedy at law or in equity which Landlord may have by reason of such default or breach:

(a) To accelerate the whole or any part of the rent for the entire unexpired balance of the current term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid (or already due and payable) by Tenant, and any rent or other charges, payments, costs and expenses if so accelerated shall be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance discounted to present value, using discount factor of 7%.

(b) IF TENANT SHALL DEFAULT IN THE PAYMENT OF THE RENT HEREIN RESERVED OR IN THE PAYMENT OF ANY OTHER SUMS DUE HEREUNDER BY TENANT AS DEFINED HEREIN, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND SAID OTHER SUMS; AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENTAL AND SAID OTHER SUMS AND IN SAID SUITS OR IN SAID AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF SAID RENTAL AND SAID OTHER SUMS, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEY’S COMMISSION FOR COLLECTION OF TEN (10%) PERCENT. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENTAL AND SAID OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR OTHER TERMINATION OF THIS LEASE.

(c) IF TENANT SHALL DEFAULT IN THE PAYMENT OF THE RENT HEREIN RESERVED OR IN THE PAYMENT OF ANY OTHER SUMS DUE HEREUNDER BY TENANT, THIS LEASE MAY, AT THE OPTION OF LANDLORD, BE TERMINATED AND, IN SUCH EVENT, ANY ATTORNEY MAY IMMEDIATELY THEREAFTER, AS ATTORNEY FOR THE TENANT, AT THE SOLE REQUEST OF LANDLORD, SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION AND JUDGMENT IN EJECTMENT (WITHOUT ANY STAY OF EXECUTION OR APPEAL) AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES WITHOUT ANY LIABILITY ON THE PART OF THE SAID ATTORNEY, FOR WHICH THIS SHALL BE A SUFFICIENT WARRANT, AND THEREUPON A WRIT OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR PROCEEDINGS WHATSOEVER. AND TENANT HEREBY RELEASES LANDLORD OF ALL ERRORS AND DEFECTS WHATEVER IN ENTERING SUCH ACTION OR JUDGMENT, OR CAUSING SUCH WRIT OF POSSESSION TO BE ISSUED, AND HEREBY AGREES THAT NO WRIT OF ERROR OR OBJECTION OR EXCEPTION SHALL BE MADE OR TAKEN THERETO, AND WITH A COPY OF THIS LEASE, VERIFIED BY AFFIDAVIT, BEING FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW OR RULE OF COURT TO THE CONTRARY NOTWITHSTANDING. NO SUCH DETERMINATION OF THIS LEASE, NOR TAKING OR RECOVERING POSSESSION OF THE PREMISES, SHALL DEPRIVE LANDLORD OF ANY ACTION AGAINST TENANT FOR POSSESSION AND FOR THE RENTS, CHARGES, PAYMENTS, COSTS AND EXPENSES REFERRED TO IN THIS ARTICLE.

(d) Landlord shall have a lien on all trade fixtures, furnishings, equipment and other personal property of Tenant which are placed in, or become a part of, the Premises, as security for the rents, charges, payments, costs and expenses referred to herein, which lien shall not be in lieu of or in any way affect the statutory Landlord’s lien given by law, but shall be cumulative thereto. Tenant hereby grants to Landlord a security interest in all such personal property above enumerated for such purposes.

(e) Re-enter upon the Premises with or without process of law and take possession of the same and of all trade fixtures, furnishings and equipment of Tenant including the right to change door locks and suspend utilities and services and expel or remove Tenant and all other parties occupying the Premises, using such force as may reasonably be necessary to do so without being liable to Tenant for any loss or damage occasioned thereby. Such personal property of Tenant may be removed by Landlord from the Premises and stored for the account of and at the expenses and risk of Tenant; or Landlord may, at its option, and after giving Tenant five (5) days’ prior written notice thereof, sell said personal property at public or private sale for such price and upon such terms as Landlord may determine, applying the proceeds of such sale against the balance owing by Tenant to Landlord under this Lease, including the expense of such removal and sale.

(f) Terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof on such terms and conditions as Landlord, in its sole discretion, shall determine with the right to make alterations and repairs to said Premises; provided, however, that Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. In the event Landlord relets the Premises from time to time, the rentals so received shall be applied first to the payment of any obligation other than rent due hereunder from Tenant to Landlord, then to the payment of the cost of such reletting, including attorneys’ fees and broker’s commission which Landlord may have paid or incurred in connection with such repossession and reletting, then to the payment of the costs of any alteration or repair to the Premises to make them tenantable or acceptable to a new tenant, then to the payment of rent and other charges, payments, costs and expenses referred to herein due and unpaid hereunder and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. Whether or not the Premises are relet, the Tenant shall pay Landlord until the end of the term the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting during the term hereof, if any, after payment of the foregoing expenses.

(g) Landlord shall not by such re-entry or any other act be deemed to have terminated this Lease or the liability of Tenant for the total rent reserved hereunder unless Landlord shall give to Tenant written notice of Landlord’s election to terminate this Lease. In the event that Landlord shall terminate this Lease as provided herein, Landlord shall thereupon be entitled to recover from Tenant the worth, at the time of such termination, or the excess, if any, of the rent and other charges required to be paid by Tenant hereunder for the balance of the term (if this Lease had not been so terminated) over the then reasonable rental value of the Premises for such period.

(h) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

ARTICLE XXI

TRADE FIXTURES - SURRENDER OF PREMISES - HOLDOVER

SECTION 21.01. Trade Fixtures. All trade fixtures hereafter installed by Tenant in the demised Premises shall remain the property of Tenant and shall be removable by Tenant at the expiration or earlier termination of the term of this Lease provided that: (a) Tenant shall not at such time be in material default under this Lease beyond any applicable cure period and (b) in the event of the removal of any or all of such trade fixtures Tenant shall promptly restore the damage done to the premises by the installation and/or removal thereof. Should Tenant fail to so remove Tenant’s trade fixtures and/or to so restore the premise, Landlord may do so, collecting at Landlord’s option, the reasonable cost and expense thereof, as additional rent, upon demand. Any such trade fixtures which are not removed and those which by the terms of the Lease are not removable by Tenant at or prior to any termination of this Lease including, but not limited to, a termination by Landlord pursuant to this Lease, shall unless Landlord gives Tenant notice to remove any or all of such trade fixtures, be and become the property of Landlord (without any obligation by Landlord to pay compensation for such trade fixtures). In the event Landlord gives Tenant such notice to remove any or all of such trade fixtures, Tenant shall promptly remove such of the trade fixtures as may be specified by Landlord in such notice. Notwithstanding anything herein contained to the contrary or any decision of any court to the contrary, the term “trade fixtures” shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the demised Premises, nor any wiring or other apparatus related thereto. Trade fixtures shall not include the Tenant’s Work or electronics, video conferencing equipment paid one hundred percent (100%) by Tenant by Possession Date.

SECTION 21.02. Surrender of Premises. At the expiration of or earlier termination of the term of this Lease, Tenant shall peaceably surrender the Leased Premises in the same condition including, but not limited to, the conditions of cleanliness, as the Leased Premises were upon the Commencement Date, ordinary wear and tear excepted to the extent the Leased Premises is not required to be repaired and/or maintained by Tenant and damage by unavoidable casualty excepted to the extent that the same is covered by Landlord’s fire insurance policy with extended coverage endorsement, and Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall notify Landlord in writing of all combinations of locks, safes and vaults, if any, in the Leased Premises. Tenant shall comply with the provisions of this Article respecting the removal of its trade fixtures before surrendering the Premises as aforesaid. Tenant’s obligation to observe and perform the covenants set forth herein shall survive the expiration or earlier termination of the term of this Lease.

SECTION 21.03. Tenant Holdover. If Tenant shall default in surrendering the Premises upon the expiration or earlier termination of the term of this Lease, the following shall occur:

(a) Tenancy-at-Will - Tenant’s occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy-at-will and in no event from month-to-month or from year-to-year and it shall be subject to all terms, covenants and conditions of this Lease applicable thereto, including, without limitation, those set forth in this holdover provision. In the event that Tenant defaults or remains in possession of the Premises or any part thereof after the expiration of the tenancy-at-will created hereby then Tenant’s occupancy shall be deemed a tenancy-at-sufferance and not a tenancy-at-will.

(b) Minimum Rent Increase - (i) During the first month in which Tenant holds over the Minimum Rent shall be equal to the greater of one and one-half times the monthly amount payable during the last year of the term. (ii) During the second month in which Tenant holds over the Minimum Rent shall be equal to one and three quarters the monthly amount payable during the last year of the term (iii) Thereafter, for the remainder of the period in which Tenant holds over the Minimum Rent shall be equal to two times the monthly amount payable during the last year of the term.

(c) No Renewal - No option to extend or renew this Lease shall have been deemed to have occurred by Tenant’s holdover. Any and all options to extend or renew set forth in this Lease shall be deemed terminated and shall be of no further effect as of the first date the Tenant holds over.

(d) Tenant Liable for Damages - In addition to the payment of the increased Minimum Rent as set forth above and all Additional Rent, Tenant shall be liable to Landlord for all costs, losses, claims or liabilities (including attorney’s fees) which Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease.

(e) Minimum Legal Fees - In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant’s default or Tenant’s holdover after the expiration of the tenancy hereby created, then Tenant shall pay as additional rent, in addition to costs and disbursements, minimum legal fees of $1,000 for each proceeding so commenced. In the event said legal fees exceed $1,000 for each proceeding, Tenant shall pay, as additional rent, the full amount of reasonable legal fees, in addition to costs and disbursements.

(f) No Liquidated Damages - In no way shall the increased Minimum Rent set forth in subsection (b) hereof or any other monetary or nonmonetary requirements set forth in this Lease be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover.

(g) No Landlord Consent - Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of this Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term.

ARTICLE XXII

MISCELLANEOUS

SECTION 22.01. Successors. All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, trustees, receivers, legal representatives, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee, legal representative, trustee, receiver, legatee or other personal representative of Tenant unless the assignment to such party has been approved by Landlord in writing pursuant to the terms of this Lease.

SECTION 22.02. Waiver. The waiver by any party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver or any subsequent breach of the same or a waiver of any other term, covenant or condition herein contained.

SECTION 22.03. Custom and Usage. Any law, usage or custom to the contrary notwithstanding, either party shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the other party in refraining from so doing at any time or times with respect to the other party or with respect to other tenants of the Premise. The failure of either party at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

SECTION 22.04. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges then due and payable, nor shall any endorsement, or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity.

SECTION 22.05. Performance of Tenant’s Covenants. Tenant covenants and agrees that it will perform all agreements and observe all covenants herein expressed on its part to be performed and observed and that it will promptly, upon receipt of written notice specifying action desired by Landlord in connection with any such agreement or covenant, comply with such notice; and further, that if Tenant shall not comply with any such notice to the satisfaction of Landlord prior to the date on which such non-compliance would constitute an Event of Default, in addition to, and not in lieu of or in limitation of any other remedy which Landlord may have pursuant to this Lease, at law or in equity, Landlord may, but shall not be obligated to, enter upon the Premises and do the things specified in said notice. Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action and Tenant agrees to pay upon demand, as Additional Rent, any expense incurred by Landlord in taking such action. Notwithstanding the foregoing, Landlord’s performance of any or all of Tenant’s covenants shall not release Tenant from liability for non-performance.

SECTION 22.06. No Partnership. By virtue of entering into this Lease, neither party shall, in any way or for any purpose, become a partner of the other in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise.

SECTION 22.07 Notices. All notices required under this Lease shall be writing and forwarded to the other party at the address shown in Article I, Section 1.04, postage prepaid, by registered or certified mail, return receipt requested. All notices shall be forwarded to it at the address set forth in Article I, Section 1.06 of Lease until the other party is notified otherwise in writing, by postage prepaid, registered or certified mail, return receipt requested or by delivery in person and in the event of a delivery in person, the affidavit of the person making such delivery shall be conclusive proof of the delivery and of the date and time of such delivery. All notices shall be deemed to have been given on the date when deposited in the mail receptacles maintained by the corporation which has been chartered by the United States Government to operate and deliver the mail as aforesaid, or, in the case of notices delivered in person to a party, when so delivered. Notices by the other party may be given on its behalf by an agent or by any attorney for said party.

SECTION 22.08. Captions and Index. The captions and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Section or Articles of this Lease nor in any way affect this Lease.

SECTION 22.09. Tenant Defined; Use of Pronoun. The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one

Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

SECTION 22.10. Effect of Governmental Limitation on Rents and Other Charges. In the event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of rent or other charges payable by Tenant to any amount less than that otherwise provided pursuant to this Lease, the following amounts shall nevertheless be payable by Tenant; (a) throughout such period of limitation, Tenant shall remain liable for the maximum amount of rent and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this Lease except that all amounts payable by reason of this Section shall not in the aggregate exceed the total of all amounts which would otherwise be payable by Tenant pursuant to the terms of this Lease for the period of limitation), (b) at the termination of such period of limitation, Tenant shall pay to Landlord, on demand but only to the extent legally collectible by Landlord, any amounts which would have been due from the Tenant during the period of limitation but which were not paid because of such limiting law, decision, rule or regulation, and (c) for the remaining term of this Lease following the period of limitation, Tenant shall pay to Landlord all amounts due for such portion of the term of this Lease in accordance with the terms hereof calculated as though there had been no intervening period of limitation.

SECTION 22.11. Partial Invalidity; Separate Covenants. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease unless expressly so provided.

SECTION 22.12. Entire Agreement. This Lease and the Exhibits attached, if any, form a part of this Lease together with the rules and regulations adopted and promulgated by the Landlord hereof and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings between the Landlord and the Tenant concerning the Leased Premises, and there are no representations, either oral or written, between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or the Tenant. The Tenant acknowledges that it has not been induced to enter into this Lease by any representations not set forth in this Lease, it has not relied on any such representations, no such representations shall be used in the interpretation or construction of this Lease, and the Landlord shall have no liability for any consequences arising as a result of any such representations. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

SECTION 22.13. Commercial Lease. The parties acknowledge and agree that this is a commercial lease within the laws of Pennsylvania.

SECTION 22.14. No Construction Against Preparer. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation, and that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

SECTION 22.15. Authority. Tenant represents and warrants that it is duly formed and in good standing and if the Tenant is a Corporation or a Partnership, has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions, Partnership Agreements or other proof in a form acceptable to Landlord authorizing the execution of the Lease at the time of such execution.

SECTION 22.16. Tenant Representation. Tenant hereby represents and warrants to Landlord that Tenant has made its own investigation and examination of all the relevant data relating to or affecting the Premises and is relying solely on its own judgment in entering into this Lease; specifically, and without limitation, Tenant represents and warrants to Landlord that Tenant has had an opportunity to measure the actual dimensions of the Premises, the Landlord makes no representation or warranty as to the usable or rentable square footage of the Premises.

SECTION 22.17. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

SECTION 22.18. Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, terrorism or bioterrorism, military attack, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of minimum rent and other charges or any other payments required by the terms of this Lease.

SECTION 22.19. Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or a combination of two or more) are the Tenant, the liability of each individual, corporation, partnership or other business association is joint and several. If Tenant is a partnership or other business association, the members of which are subject to personal liability, the liability of each member is joint and several.

SECTION 22.20. Time of the Essence. Time shall be of the essence of this Lease and of each of the provisions hereof.

SECTION 22.21. Recording. Tenant shall not record this Lease without the written consent of Landlord, which shall not be unreasonably withheld. If Landlord requests, the parties shall execute and acknowledge a short form of lease for recording purposes which shall be recorded at Landlord’s expense.

SECTION 22.22. Capacity of Tenant. Tenant warrants that Tenant is acting for its own account in this transaction and is not acting as an agent, trustee, executor, or in any other representative capacity whatsoever.

SECTION 22.23. Brokerage Commission. In the event that any broker, finder or agent claims to have submitted the Premises or any other spaces to Tenant, to have induced Tenant to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises, or this transaction, Tenant will be responsible for and will defend, indemnify and save Landlord harmless from and against all costs, fees (including without limitation attorney’s fees) expenses, liabilities and claims incurred or suffered by Landlord as a result thereof.

SECTION 22.24. Submission of Lease to Tenant. THE SUBMISSION BY LANDLORD TO TENANT OF THIS LEASE SHALL HAVE NO BINDING FORCE OR EFFECT, SHALL NOT CONSTITUTE AN OPTION FOR THE LEASING OF THE DEMISED PREMISES, NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL THE EXECUTION THEREOF BY LANDLORD AND THE DELIVERY OF AN EXECUTED ORIGINAL COPY THEREOF TO TENANT OR ITS REPRESENTATIVE.

SECTION 22.25. Confession of Judgment Clause. THIS LEASE CONTAINS CONFESSION OF JUDGMENT CLAUSES, WHICH MAY PERMIT LANDLORD TO ENTER JUDGMENT IN COURT AGAINST TENANT IF TENANT DEFAULTS WITHOUT PRIOR NOTICE OF SUCH ENTRY TO TENANT BY LANDLORD.

IN WITNESS WHEREOF the respective parties hereto have caused these presents to be signed, sealed and delivered on the date first above written, and the parties warrant that they have the authority to execute this Lease.

THIS LEASE MUST BE EXECUTED FOR TENANT, IF A CORPORATION, BY THE PRESIDENT OR VICE PRESIDENT AND ATTESTED BY THE SECRETARY OR ASSISTANT SECRETARY AND NOTARIZED AND SUBMITTED TO LANDLORD WITH THE APPROPRIATE CORPORATE RESOLUTION.

THIS LEASE MUST BE EXECUTED FOR TENANT, IF AN INDIVIDUAL(S), BY EACH INDIVIDUAL(S) AND THEIR SPOUSES AND EACH SIGNATURE MUST BE WITNESSED AND NOTARIZED.

THIS LEASE MUST BE EXECUTED FOR TENANT, IF A PARTNERSHIP, BY A GENERAL PARTNER(S) HAVING THE APPROPRIATE AUTHORITY AND EACH SIGNATURE MUST BE WITNESSED AND NOTARIZED AND THE GENERAL PARTNER(S) EXECUTING THIS LEASE MUST FURNISH THE LANDLORD WITH THE APPROPRIATE DOCUMENTS SETTING FORTH THE GENERAL PARTNER(S) AUTHORIZATION TO SIGN THIS LEASE.

Attest:		TENANT
Rex Energy Operating Corp.

By:	/s/ Christopher K. Hulburt	By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt, President

Attest:		LANDLORD
SHANER BROTHERS, LLC

By:	/s/ Nancy H. Rush	By:	/s/ Lance T. Shaner
Lance T. Shaner, Manager

EXHIBIT “A”

Leased Premises

The entire Building known as 1975 Waddle Road, State College, Pennsylvania 16803 and Common Areas used in connection with such Building.

Note:	Tenant acknowledges that the sole purpose of this Exhibit is to identify the location of the Premises. Landlord makes no representation or warranty as to the usable or rentable square footage of the Premises.

EXHIBIT “B”

Landlord’s Work

Landlord shall complete the Building except for Nonstructural Changes as defined in Section 18.04 excluding in the interior all finishes and studding.

Tenant’s Work

Tenant, subject to Article 7 and Article 18, shall complete all work to the Premises needed for Tenants’ use from its basic condition after Landlord’s Work. Tenant shall be paid by Landlord up to $27.00 per square foot of the Premises or up to $142,344 to reimburse Tenant for Tenants’ Work. Tenant acknowledges that Landlord has completed Tenants’ Work for a cost of $407,000 and that after the credit is applied as provided for above ($407,000 - $142,344) owes to Landlord $264,656 (Amount Owed). Tenant agrees to pay Landlord the amount owed by executing the Note attached hereto as Exhibit E.

Exhibit C

Parking Spaces

Landlord shall provide to Tenant four (4) reserved parking spaces located adjacent to the Premises. In addition, Tenant’s employees, customers and invitees shall be entitled to the non-exclusive use of the parking spaces surrounding the Premises and those parking spaces surrounding the building located at 1965 Waddle Road, State College, Pennsylvania, not to exceed fifteen (15) parking spaces and located as Landlord shall reasonably direct.

Exhibit D

Signage

Only if allowed and approved by the Township of Patton or any other municipal body with authority to regulate signage.

Exhibit E

PROMISSORY NOTE

US $264,656	September 1, 2006

FOR VALUE RECEIVED, the undersigned, Rex Energy Operating Corp. (the “Borrower”), a Delaware corporation with an office at 1975 Waddle Road, State College, Pennsylvania 16803, promises to pay to the order of Shaner Brothers LLC (the “Holder”), the principal sum of $264,656.00 in lawful money of the United States.

The undersigned promises to pay interest on the balance of said principal sum remaining unpaid at a rate that shall at all times be equal to 7% per annum. Interest shall be calculated on the basis of a 365-day year.

The principal balance of the Note shall be amortized over a five (5) year period (“Term”) and any unpaid principal together with interest due thereon if not sooner paid, shall be due and payable on September 1, 2011 (the “Maturity Date”).

Principal and interest on the Note shall be payable as follows:

Commencing October 1, 2006 and continuing on the 1st day of each month during the Term shall be repaid in sixty (60) consecutive equal monthly installments of principal and interest in the amount of $5,240.50 each with the principal due plus interest to the payment date on the Maturity Date.

If the payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal and in that order.

This Note, at the option of the undersigned, may be prepaid in whole or in part at any time, without premium or penalty. Any partial prepayment shall be applied to the principal payable under this Note. Any payment not received by the Holder within fifteen (15) calendar days after its due date shall be subject to a late payment charge equal to two percent (2%) of the amount of the overdue interest.

If any payment under this Note is not paid when due, and such failure continues for a period of fifteen (15) days after the undersigned receives written notice of nonpayment from the Holder, then the Holder may, at the Holder’s sole option, declare the entire unpaid portion of this Note and all sums payable hereunder to be immediately due and payable.

The entire unpaid portion of this Note and all sums payable hereunder shall automatically become immediately due if the undersigned shall make any assignment for the benefit of creditors, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, receivership, liquidation or dissolution law or statute now in effect or hereafter in effect (whether at law or in equity) is filed or commenced by or against the undersigned, or if any trustee or receiver is appointed for the undersigned, and such assignment, petition, proceeding or appointment is not cured within sixty (60) days thereafter. In the event of the bankruptcy of the undersigned, interest shall continue to accrue.

The undersigned promises to pay all costs and expenses incurred by the Holder in collecting this Note and enforcing Holder’s rights hereunder, including, but not limited to, the reasonable fees and disbursements of counsel to the Holder.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the undersigned.

Failure or delay by the Holder in exercising, or a single or partial exercise of, any power or right hereunder shall not operate as a waiver thereof or of any other power or right or preclude any other future exercise of that or any other power or right. A waiver of any power or right hereunder shall be in writing, shall be limited to the specific instance and shall not be deemed a waiver of the subject power or right in the future or a waiver of any other power or right.

This Note shall be specifically enforceable by and shall inure to the benefit of the Holder and Holder’s heirs, legal representatives, successors and assignees and shall be binding upon the undersigned and the undersigned’s heirs, legal representatives, successors and assignees. This Note may not be modified or terminated orally or by any course of conduct but only by an agreement in writing duly executed by the undersigned and the Holder.

This Note is delivered in the State of Pennsylvania and shall be governed by and construed in accordance with the laws of that State.

REX ENERGY OPERATING CORP.

BY:
Benjamin W. Hulburt
President